Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of November 19, 2008 (this “Amendment”), among InfoLogix, Inc., a Delaware corporation (“Parent Borrower”), InfoLogix Systems Corporation, a Delaware corporation (“ISC”), Embedded Technologies, LLC, a Delaware limited liability company (“Embedded”), Opt Acquisition LLC, a Pennsylvania limited liability company (“Opt”) and InfoLogix–DDMS, Inc., a Delaware corporation (“DDMS”) (Parent Borrower, ISC, Embedded, Opt and DDMS are each referred to herein as a “Borrower” and collectively as the “Borrowers”) and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Lender”).  Reference is made to that certain Loan and Security Agreement dated as of May 1, 2008 by and among the Borrowers and the Lender (as amended and in effect from time to time, the “Loan Agreement”).  Capitalized terms used herein and which are not otherwise defined herein have the same meanings herein as specified in the Loan Agreement.

RECITALS

WHEREAS, the Borrowers and the Lender desire to amend the Loan Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

§1.                               Amendments to Loan Agreement.  The Loan Agreement is hereby amended in the following respects:

(a)                                  Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Consolidated Total Leverage Ratio” in its entirety.

(b)                                 Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment Effective Date” means November 19, 2008.”

“Cash Equivalents” means those items and accounts described in clause (ii) of the definition of Permitted Investments.

“Fundamental Event Agreement” has the meaning given to it in the definition of “Revolving Interest Rate”.

(c)                                  All references to “cash equivalents” in each of the definitions of Cash, Permitted Indebtedness and Permitted Liens, shall be deleted and replaced with the defined term “Cash Equivalents”.

(d)                                 The definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amending by inserting “of clause (i) and (ii)” immediately following “in each case” within the second parenthetical of the first paragraph of such definition.

(e)                                  Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Average Total Enterprise Value Differential” shall mean the amount, if any, by which (i) the average of the Parent Borrower’s market capitalization for the 30-day period preceding any payments described in Section 2.7(b) exceeds (ii) $50,000,000.  In the event such market capitalization does not exceed $50,000,000, then the Average Total Enterprise Value Differential shall be deemed to be zero (0).

“Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to consolidated net income of Parent Borrower and its Subsidiaries on a consolidated basis for the most recently completed applicable Measurement Period, plus (a) the following to the extent deducted in calculating such consolidated net income:  (i) Consolidated Interest Expenses paid or accrued in such applicable Measurement Period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) other non-recurring expenses reducing such consolidated net income which do not represent a cash item in such period or any future period, in each case of or by Parent Borrower and its Subsidiaries for such applicable Measurement Period, (v) non-cash charges for stock based compensation, (vi) non-recurring cash fees, costs, charges and expenses paid during such period incurred in connection with a Permitted Acquisition or the transactions contemplated by this Agreement, (vii) non-recurring non-cash write-offs or write-downs of demo Equipment not to exceed $750,000 in the aggregate (in each case of or by the Parent Borrower and its Subsidiaries for such applicable Measurement Period), (viii) cash severance expenses in such amounts as are consistent with Parent Borrower’s severance plan as approved by Parent Borrower’s board of directors and otherwise mutually agreed upon by Parent Borrower and Lender, in the Lender’s reasonable discretion, (ix) cash expenses described on Schedule 1.1 hereto for the fiscal quarter ending December 31, 2008, (x) fees, legal fees and expenses incurred and paid in connection with the preparation and negotiation of the Amendment, but only to the extent not paid or financed from proceeds of the Loans, (xi) fees and expenses of professional advisers relating to structuring, negotiating and documenting a proposed Fundamental Event Agreement and the transactions contemplated thereby, and minus (b) the following, to the extent included in calculating such consolidated net income:  (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing consolidated net income (in each case of or by Parent Borrower and its Subsidiaries for such applicable Measurement Period).  For purposes of this calculation and without duplication, with respect to any period of determination, the consolidated adjusted EBITDA of a wholly-owned acquired Subsidiary acquired as a result of a Permitted Acquisition, which shall be calculated in a manner consistent with the methodology set forth for Consolidated Adjusted EBITDA herein, may be included in the calculation of Consolidated Adjusted EBITDA as though such Permitted Acquisition was consummated on the first day of the applicable Measurement Period (the “Acquired Entity EBITDA”).  The Acquired Entity EBITDA shall be calculated by reference to the audited financial results of the acquired entity, if available for such applicable Measurement Period, or if such audited financial results are not available for such Measurement Period, any unaudited financial results or management-prepared results as are approved by Lender in respect of such acquired entity.  Further for the purposes of this calculation and without duplication, with respect to any Measurement Period during which the fee contemplated by Section 2.7(b) is paid to Lender, in respect of such payment, the Consolidated Adjusted EBITDA for such period(s) shall be reduced by the amount by which such payment exceeds the aggregate of all accruals for non-cash items that reduced Consolidated Adjusted EBITDA in prior Measurement Periods.

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA on a consolidated basis for the most recently completed Twelve Month Measurement Period.

“Maximum Revolving Loan Amount” means Nine Million and no/100 Dollars ($9,000,000.00).

“Maximum Term Loan Amount” means Twelve Million and No/100 Dollars ($12,000,000.00).

“Refinancing Event” means the closing of a loan with a lender other than the Lender, the proceeds of which are applied to payoff the Secured Obligations in full.

“Revolving Interest Rate” means

(a) for the period commencing on the Amendment Effective Date to and including February 14, 2009, the greater of (i) eleven and one-quarter percent (11.25%), and (ii) the prime rate as reported in The Wall Street Journal plus 6.75%;

(b) for the period commencing on February 15, 2009 to and including May 15, 2009, the greater of (i) twelve and one-quarter percent (12.25%), and (ii) the prime rate as reported in The Wall Street Journal plus 7.75%, and

(c) for the period commencing on May 16, 2009 and at all times thereafter, the greater of (i) thirteen and one-quarter percent (13.25%), and (ii) the prime rate as reported in The Wall Street Journal plus 8.75%;

provided, however, that the rate increases set forth in clauses (b) and (c) of this definition will not be implemented in the event that Parent Borrower enters into a binding, definitive agreement prior to February 15, 2009 for (i) the sale, transfer or conveyance or other disposition of all or substantially all of the assets of the Parent Borrower or its direct and indirect Subsidiaries, (ii) the sale of all or substantially all of the Capital Stock of the Parent Borrower or its direct or indirect Subsidiaries, (iii) a cash infusion in an amount of at least $5,000,000, or (iv) the incurrence of Subordinated Indebtedness in an amount of at least $5,000,000, each on terms and in form and substance satisfactory to Lender in its discretion (a “Fundamental Event Agreement”); and further provided, that the rate increase set forth in clause (c) of this definition will not be implemented in the event that Parent Borrower enters into a Fundamental Event Agreement during the period commencing February 15, 2009 and ending May 15, 2009.  If any such Fundamental Event Agreement described herein is not consummated prior to the earlier of (x) May 16, 2009, or (y) the occurrence of an Event of Default, then such rate increases will be implemented retrospectively (and in the case of an Event of Default of the type described in Section 9.6, such rate increases shall automatically be implemented retrospectively) as if such Fundamental Event Agreement was never executed, and shall be in effect thereafter.

“Secured Obligations” means each Borrower’s obligations under this Agreement and any Loan Document, including any obligation, of any kind or nature, to pay any amount now owing or later arising to the Lender (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), whether or not evidenced by any note, agreement or other instrument.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower, in bankruptcy, whether or not allowed in such case or proceeding), fees, attorneys’ fees and any other sum chargeable to any Borrower under this Agreement or any of the other Loan Documents.

“Term Loan Interest Rate” means

(a) for the period commencing on the Amendment Effective Date to and including February 14, 2009, the sum of (i) the greater of thirteen and one-quarter percent (13.25%), and the prime rate as reported in The Wall Street Journal plus 8.75%; plus (ii) 1.75% per annum, with respect to this clause (ii), payable in kind on the first business day of each month, commencing December 1, 2008, by capitalizing the amount of such interest accrued prior to such monthly payment date, and adding such amount to the principal amount of the Term Loan;

(b) for the period commencing on February 15, 2009 to and including May 15, 2009, the sum of (i) the greater of fourteen and one-quarter percent (14.25%), and the prime rate as reported in The Wall Street Journal plus 9.75%, plus (ii) 1.75% per annum, with respect to this clause (ii), payable in kind on the first business day of each month by capitalizing the amount of such interest accrued prior to such monthly payment date, and adding such amount to the principal amount of the Term Loan; and

(c) for the period commencing on May 16, 2009 and at all times thereafter, the sum of (i) greater of fifteen and one-quarter percent (15.25%), and the prime rate as reported in The Wall Street Journal plus 10.75%; plus (ii) 1.75% per annum, with respect to this clause (ii), payable in kind on the first business day of each month by capitalizing the amount of such interest accrued prior to such monthly payment date, and adding such amount to the principal amount of the Term Loan;

provided, however, that the rate increases set forth in clauses (b) and (c) of this definition will not be implemented in the event that Parent Borrower enters into a Fundamental Event Agreement prior to February 15, 2009; and further provided, that the rate increase set forth in clause (c) of this definition will not be implemented in the event that Parent Borrower enters into a Fundamental Event Agreement during the period commencing February 15, 2009 and ending May 15, 2009.  If any such Fundamental Event Agreement described herein is not consummated prior to the earlier of (x) May 16, 2009, or (y) the occurrence of an Event of Default, then such rate increases will be implemented retrospectively (and in the case of an Event of Default of the type described in Section 9.6, such rate increases shall automatically be implemented retrospectively) as if such Fundamental Event Agreement was never executed, and shall be in effect thereafter.

(f)                                    Section 2.1(b) of the Loan Agreement is hereby amended and restated as follows:

“(b)                           Advance Request.  To obtain a Revolving Loan Advance, Parent Borrower, on its own behalf and on behalf of each Borrower, shall complete, sign and deliver an Advance Request and Borrowing Base Certificate (with such Borrowing Base Certificate reflecting any adjustments in eligibility criteria requested by Lender whether or not any notice period in respect of such adjustment shall have then elapsed), provided, however that if Borrowers have submitted a Borrowing Base Certificate dated as of a date not more than 3 Business Days prior to the submission of the Advance Request, then the Parent Borrower shall not be required to submit a new Borrowing Base Certificate in connection with such Advance Request unless adjustments are required pursuant to the parenthetical in the foregoing clause.  Lender shall fund the Revolving Advance in the manner requested by the Advance Request, provided that each of the conditions precedent to such Revolving Advance is satisfied as of the requested Advance Date.”

(g)                                 Section 2.2(a) of the Loan Agreement is hereby amended and restated as follows:

“(b)                           Advances.  Subject to the terms and conditions of this Agreement, Lender will make, and Borrowers agree to draw, on a joint and several basis, a Term Loan Advance of $9,000,000.00 on the Closing Date.  Beginning on the Closing Date, and continuing until January 1, 2009, Borrowers may request additional Term Loan Advances in an aggregate amount up to $3,000,000.00 in minimum increments of $100,000.00, provided, however, that the making of such additional Term Loan Advance(s) shall be subject to Borrowers delivering a Compliance Certificate demonstrating Borrowers’ pro forma compliance with the financial covenants set forth in Section 7.20 after giving effect to the making of such proposed additional Term Loan Advance.  The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.”

(h)                                 Section 2.6 of the Loan Agreement is hereby amended by adding the words “or acceleration” immediately after the word “prepayment “ in the first line thereof.

(i)                                     Section 2.7(b) of the Loan Agreement is hereby amended and restated as follows:

“Upon the earliest to occur of (i) demand from the Lender at any time between June 30, 2009 and April 30, 2012, (ii) the acceleration of the Secured Obligations, (iii) the Term Loan Maturity Date, and (iv) a prepayment in full of Secured Obligations, Borrowers shall pay to Lender an amount equal to the greater, as of such date of determination, of (x) $900,000, and (y) an amount equal to three percent (3.0%) of the Average Total Enterprise Value Differential of Parent Borrower.  Notwithstanding anything herein to the contrary, with respect to any demand for such payment pursuant to clause (i) of this Section 2.7(b), so long as no other Event of Default has occurred and is continuing, the failure of Borrowers to pay the fee required by clause (i) of this Section 2.7(b) upon demand thereunder, shall not be deemed an Event of Default under this Agreement, if and only if, the payment of such fees at the time of demand could reasonably be expected to result in the occurrence of an event that, with the passage of time or giving of notice, or both, would constitute an Event of Default under Section 7.20 (a “Liquidity Event”); provided, however, that the Borrowers shall pay such fee immediately after the passage of such Liquidity Event and that the foregoing grace period shall in no way be deemed a waiver of the payment of such fee, and in any event such required payments under this Section 2.7 shall continue to be deemed a component of Secured Obligations hereunder.”

(j)                                     Section 7.1 of the Loan Agreement is hereby amended by deleting the heading and lead sentence thereof and replacing it with the following:

“Financial Reports and Compliance Certificate. Borrowers shall furnish to Lender the financial reports listed hereinafter (the “Financial Statements”), with delivery of the Financial Statements described in subsections (a), (b) and (c), in each case to be accompanied by the Compliance Certificate in the form attached as Exhibit F:”

(k)                                  Section 7.19 of the Loan Agreement is hereby amended and restated as follows:

“7.19  Notice of Defaults.  The Borrowers shall notify Lender promptly upon the occurrence of an Event of Default, or upon the occurrence of any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default.”

(l)                                     Section 7.20 of the Loan Agreement is hereby amended and restated as follows:

“7.20 Financial Covenants.

(a)                                  Consolidated Adjusted EBITDA.

(i)                                     The Borrowers shall not permit the Consolidated Adjusted EBITDA for any Three Month Measurement Period ending during any fiscal month, commencing with the month ending October 31, 2008 and ending with the month ending December 31, 2010, to be less than the amount set forth below opposite such Three Month Measurement Period ending date:

Measurement Period Ending	Consolidated Adjusted EBITDA
October 31, 2008	$(600,000)
November 30, 2008	$100,000
December 31, 2008	$100,000
January 31, 2009	$100,000
February 28, 2009	$100,000
March 31, 2009	$100,000
April 30, 2009	$100,000
May 31, 2009	$250,000
June 30, 2009	$250,000
July 31, 2009	$250,000
August 31, 2009	$500,000
September 30, 2009	$1,000,000
October 31, 2009	$2,500,000
November 30, 2009	$2,500,000
For each Three Month Measurement Period ending during any fiscal month commencing with the month ending on December 31, 2009 to and including the month ending April 30, 2012	$3,000,000

(b)                                 Consolidated Total Adjusted Leverage Ratio.

(i)                                     The Borrowers shall not permit the Consolidated Total Adjusted Leverage Ratio for any Twelve Month Measurement Period ending during any fiscal month commencing with the month ending December 31, 2009, to be greater than the amount set forth below opposite such Measurement Period ending date:

Measurement Period Ending	Consolidated Total Adjusted Leverage Ratio
December 31, 2009	3.0 to 1
January 30, 2010	3.0 to 1
February 28, 2010	3.0 to 1
March 31, 2010	2.75 to 1
April 30, 2010	2.75 to 1
May 31, 2010	2.75 to 1
June 30, 2010	2.5 to 1
July 31, 2010	2.5 to 1
August 31, 2010	2.5 to 1
September 30, 2010	2.25 to 1
October 31, 2010	2.25 to 1
November 30, 2010	2.25 to 1
For each Twelve Month Measurement Period ending on during any fiscal month commencing with the month ending December 31, 2010, to and including the month ending April 30, 2012	2.0 to 1

(c)                                  Minimum Cash On Hand.  The Borrowers shall not permit at any time its unrestricted Cash on hand to be less than $2,500,000.

(m)                               Section 7.22(a) is hereby amended and restated in its entirety as follows:

“(a)  Intellectual Property.  On or before the thirtieth (30th) day after the Amendment Effective Date, Borrowers shall take all actions reasonably necessary to provide Lender with a first priority security interest in the Intellectual Property, free and clear of all liens and defects, and Borrowers shall provide to Lender a lien report obtained by Borrowers and Borrowers’ expense, of the Intellectual Property registered at the United States Patent and Trademark Office, United States Copyright Office and Library of Congress, as applicable, which lien report shall reflect the Lender’s first priority security interest in such Collateral, free and clear of all liens and defects.”

(n)                                 Section 7.22(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(d)  Securities Account Control Agreements.  On or before the thirtieth (30th) day after the Amendment Effective Date, Borrowers shall deliver to Lender Account Control Agreements with respect to each account holding Investment Property, in form and substance reasonably satisfactory to the Lender.”

(o)                                 Section 7.22 of the Loan Agreement is hereby amended by adding the following subsection (h) immediately following subsection (g) therein:

“(h) Commercial Finance Examination.  On or before December 30, 2008, Lender shall have performed a completed commercial finance exam, the results of which shall be satisfactory to the Lender in its sole discretion.  The performance of such an examination shall not be counted as the collateral audit permitted for this calendar year pursuant to Section 7.3(b).

(p)                                 Section 9.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“9.2  Covenants.  Any Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.20, 7.21 or 7.22) such default continues for more than fifteen (15) days after the earlier of the date on which (i) Lender has given notice of such default to Parent Borrower and (ii) Parent Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, 7.20, 7.21 or 7.22, the occurrence of such default; or”

(q)                                 Exhibit B-2 of the Loan Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B-2.

§2.                               Ratification of Loan Documents, Etc.  Each Borrower hereby adopts again, ratifies and confirms in all respects, as its own act and deed: (i) each of the Loan Agreement and the other Loan Documents to which such Borrower is a party; (ii) the grant of a security interest under the Loan Agreement and the other Loan Document in the Collateral, together with any and all UCC financing statements, United States Patent and Trademark Office recordings, United States Copyright Office recordings, and other instruments or documents previously executed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Lender; (iii) each of the other instruments or documents delivered in connection with the Loan Agreement or any of the Loan Documents and purported to be executed by it and acknowledges that all of the foregoing Loan Documents and other instruments, documents, filings and recordings shall continue in full force and effect.  Each pledgor under a Pledge

Agreement hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each pledge granted by such pledgor thereunder.  By its signature below, each Borrower hereby consents to this Amendment, and after taking into account this Amendment, acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document under which such Borrower acts as a secondary obligor, if any.

§3.                               Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender as follows:

(a)                                  Each of the representations and warranties of such Borrower contained in the Loan Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Loan Agreement as modified hereby are true as of the date hereof and, after taking into account this Amendment, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

(b)                                 The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate or company authority of each Borrower, as applicable, (ii) have been duly authorized by all necessary corporate and company proceedings, as applicable, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, bylaws, certificate of organization or operating agreement of any Borrower or any agreement or other instrument binding upon them.  The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of each Borrower enforceable against each in accordance with the respective terms and provisions hereof.

§4.                               Conditions to Effectiveness.  This Amendment shall become effective upon the receipt by the Lender of each of the following:

(a)                                  executed originals of this Amendment, the Revolving Note, as amended hereby, in the form attached hereto as Exhibit B-2, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby, in all cases in form and substance reasonably acceptable to Lender;

(b)                                 payment of an Amendment Fee in an amount equal to $315,000.00;

(c)                                  certified copy of resolutions of each Borrower’s board of directors or members or managers as applicable evidencing approval of the Amendment and other transactions evidenced by the Loan Documents, as amended;

(d)                                 results of UCC and, except as set forth in Section 7.22(i), intellectual property searches and with respect to the Collateral indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Lender;

(e)                                  such other documents as Lender may reasonably request.

§5.                               Effect of Amendment.  Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any term or condition of the Loan Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lender to grant any similar or other future waivers or amendments of any of the terms and conditions of the Loan Agreement or the other Loan Documents.  Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Lender under the Loan Agreement, as amended, or any other Loan Document.  This Amendment shall constitute a Loan Document.

§6.                               Waiver of Existing Event of Default.  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrowers in the Loan Agreement and in this Amendment, the Lender hereby waive the Event of Default resulting from Borrowers’ violation of the financial covenant contained in Section 7.20(a)(i) of the Loan Agreement for the Twelve Month Measurement Period ending September 30, 2008 (the “Specified Event of Default”).  The waiver shall not extend to or affect any other obligations of the Borrowers contained in the Loan Agreement or any other Loan Documents and shall not impair or prejudice any rights consequent thereon.  Except to the extent of the aforementioned waiver, the Lender hereby expressly reserves all of its rights and remedies under the Loan Agreement, as amended hereby, the other related Loan Documents and applicable law in respect of any and all Events of Default, or events that, with the passage of time or giving of notice, or both, would constitute Events of Default, under the Loan Agreement and the related Loan Documents now existing or hereafter arising.  Failure of the Lender to exercise any right or remedy shall not constitute a waiver of that or any other right or remedy.

§7.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California.

§8.                               Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrowers and Lender have duly executed and delivered this First Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWERS:

INFOLOGIX, INC.

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

INFOLOGIX SYSTEMS CORPORATION

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

OPT ACQUISITION LLC

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

EMBEDDED TECHNOLOGIES, LLC
By: INFO LOGIX INC., its sole Member

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

INFOLOGIX – DDMS, INC.
By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

Accepted in Palo Alto, California:
LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ K. Nicholas Martitsch

Print Name:	K. Nicholas Martitsch

Title:	Associate General Counsel

EXHIBIT B-2

SECURED REVOLVING PROMISSORY NOTE

$9,000,000	Maturity Date: November 19, 2009

FOR VALUE RECEIVED, each of InfoLogix, Inc., a Delaware corporation, InfoLogix System Corporation, a Delaware Corporation, Embedded Technologies, LLC a Delaware Limited Liability Company, Opt Acquisition LLC a Pennsylvania Limited Liability Company, and InfoLogix-DDMS, Inc, a Delaware Corporation, jointly and severally (each a “Borrower” and collectively, the “Borrowers”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Revolving Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Nine Million and No/100 Dollars ($9,000,000) or such other principal amount as Lender has advanced to Borrowers, together with interest thereon, all as provided in the Loan Agreement referred to below.

This Promissory Note is a Revolving Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement, by and among Borrowers and Lender, dated May 1, 2008, as amended by First Amendment to Loan and Security Agreement dated November 19, 2008 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Each Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.  Each Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

INFOLOGIX, INC.

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

INFOLOGIX SYSTEMS CORPORATION

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer
OPT ACQUISITION LLC
By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

EMBEDDED TECHNOLOGIES, LLC
By: INFO LOGIX INC., its sole Member

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer
INFOLOGIX – DDMS, INC.

By:	/s/ John A Roberts
John A. Roberts, Chief Financial Officer

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Schedule 1.1

Expenses Added Back to Definition of Consolidated Adjusted EBITDA

Discontinued S-1 (secondary offering) in an aggregate amount not to exceed $200,000 Pre-paid fees associated with acquisitions in an aggregate amount not to exceed $170,578 Severance expenses incurred prior to the Amendment Effective Date in the approximate aggregate amount of $60,000.

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